Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 15, 2000 relating to the financial statements of The Dayton Power & Light Company's natural gas retail distribution business as of December 31, 1999 and for the year then ended, which appears in Vectren Corporation's Current Report on Form 8-K dated January 16, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                                /s/ PricewaterhouseCoopers LLP

Dayton, Ohio
January __, 2001